Exhibit 4.14

Execution Version

FIRST AMENDMENT AND JOINDER TO CREDIT AND GUARANTY AGREEMENT, dated as of January 24, 2019 (this “Amendment and Joinder”), among (i) Atlantica Yield PLC, as borrower (the “Borrower”) under the Credit and Guaranty Agreement, dated as of May 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the L/C Issuers, the Lenders and the Administrative Agent (each as defined below), (ii) the guarantors party to the Credit Agreement (the “Guarantors”), (iii) Royal Bank of Canada and Canadian Imperial Bank of Commerce, London Branch, as L/C Issuers (the “L/C Issuers”), (iv) the lenders party to the Credit Agreement (the “Lenders”), (v) Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and (vi) Bank of Montreal, London Branch, as new lender (the “New Lender”) and additional Joint Lead Arranger and Joint Bookrunner.

WHEREAS, pursuant to Section 2.14(a) of the Credit Agreement, the Borrower has requested the Lenders to increase the Aggregate Commitments by an amount of U.S.$85,000,000 (the “New Commitments”) by (i) allocating a portion of the New Commitments equally among the existing Lenders so that the existing Commitment of each such Lender is increased to U.S.$37,500,000 and (ii) allocating the remaining portion of the New Commitments to the New Lender so that the Commitment of the New Lender is U.S.$37,500,000, and the Lenders and the New Lender are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I
RATIFICATION; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1        Relation to Credit Agreement; Ratification.  This Amendment and Joinder is entered into in accordance with Section 11.01 of the Credit Agreement and constitutes an integral part of the Credit Agreement. Except as amended by this Amendment and Joinder, the provisions of the Credit Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

Section 1.2        Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement (as amended by this Amendment and Joinder) are used herein as therein defined, and the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply mutatis mutandis to this Amendment and Joinder.

ARTICLE II
AMENDMENT TO CREDIT AGREEMENT; ASSIGNMENTS

Section 2.1        Amendment to Credit Agreement.  The parties hereto hereby agree that, effective as of the Amendment No. 1 Effective Date (as defined below):

(a)       Schedule 2.01 of the Credit Agreement is hereby amended by replacing it in its entirety with Annex I hereto; and

(b)       the definition of “Fee Letters” is hereby deleted in its entirerity and replaced by the following:

“"Fee Letters" means (a) the letter agreement, dated on or about the date hereof, among the Borrower and the Joint Lead Arrangers and Joint Bookrunners, (b) the letter agreement, dated on or about the date hereof, between the Borrower and the Administrative Agent and (c) any other fee letter entered into among the Borrower and the Joint Lead Arrangers and Joint Bookrunners and/or Lenders."

Section 2.2        Assignments.  The Lenders hereby agree to, on the date hereof, assign to the New Lender, and the New Lender hereby agrees to, on the date hereof, purchase from each of the Lenders, at the principal amount thereof (together with accrued interest through the date hereof), such interest in the Loans outstanding as of the date hereof determined by the Administrative Agent as necessary in order that, after giving effect to the increase of the Aggregate Commitments pursuant to this Amendment and Joinder, such Loans are held by the existing Lenders and the New Lender ratably in accordance with their Commitments after giving effect to this Amendment and Joinder.

ARTICLE III
JOINDER

Section 3.1        The New Lender hereby acknowledges, agrees and confirms by its execution and delivery of this Amendment and Joinder that, effective as of the Amendment No. 1 Effective Date, the New Lender will be a party to the Credit Agreement, and, from and after the Amendment No. 1 Effective Date, shall have all of the obligations of a Lender thereunder as if it had executed the Credit Agreement.  The New Lender hereby ratifies, as of the date hereof, and agrees to be bound by and to comply with, all of the terms, provisions and conditions applicable to a Lender contained in the Credit Agreement and each other Loan Document.

Section 3.2        The Commitment of the New Lender is U.S.$37,500,000.

Section 3.3        The New Lender hereby confirms that it has received a copy of the Credit Agreement and each other Loan Document and acknowledges the designation and appointment of the Administrative Agent pursuant to the Credit Agreement and Collateral Agent pursuant to the Intercreditor Agreement.

Section 3.4        For the purposes of Section 11.02 (Notices; Effectiveness; Electronic Communications) of the Credit Agreement the New Lender hereby designates the following address for notices:

100 King St W 5th Floor
Toronto, Ontario
Attention: Steve Patchet, Elvin Yuen, Heather Sinclair, Dulce Simoes
Facsimile: 416-3597796
Telephone: 416-3595890
Email: steven.patchet@bmo.com, elvin.yuen@bmo.com,
Heather.Sinclair@bmo.com, Dulce.Simoes@Bmo.com

Section 3.5        Each of the Borrower and the New Lender hereby represents to the Secured Parties that the New Lender is an Eligible Assignee.

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ARTICLE IV
CONDITIONS TO EFFECTIVENESS

Section 4.1        Conditions to Effectiveness.  This Amendment and Joinder shall become effective on the date hereof (the "Amendment No. 1 Effective Date") subject to the Administrative Agent having received a true, correct and complete copy of this Amendment and Joinder, duly executed and delivered by a duly authorized officer of each party hereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1        Representations and Warranties.  Each Loan Party represents and warrants to the Secured Parties, that:

(a)       Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment and Joinder has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Person's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person or any of its Subsidiaries is a party or affecting such Person or any of its Subsidiaries or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or any of its Subsidiaries or the properties of such Person or any of its Subsidiaries is subject; or (c) violate any Law.

(b)       Binding Effect. This Amendment and Joinder has been duly executed and delivered by each Loan Party that is party hereto.  Subject to the Legal Reservations, this Amendment and Joinder constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

(c)       Conditions.  The conditions for effectiveness of the New Commitments set forth in Section 2.14(a) (Increase in Commitments) of the Credit Agreement have been met.

ARTICLE VI
MISCELLANEOUS

Section 6.1        Notices.  All notices, requests and other communications to any party hereto shall be given or served in the manner contemplated in Section 11.02 of the Credit Agreement.

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Section 6.2        No Waiver; Status of Loan Documents.  This Amendment and Joinder shall not constitute an amendment, supplement or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Lenders except as expressly stated herein. Except as expressly amended, supplemented or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.  No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amendment and Joinder and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies available at equity or law.  Nothing in this Amendment and Joinder shall constitute a novation of the Loan Parties' obligations under the Credit Agreement or any other Loan Document.

Section 6.3        Amendment.  This Amendment and Joinder may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 6.4        Amendment Binding.  This Amendment and Joinder shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and permitted assigns of the parties hereto.

Section 6.5        Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and Joinder and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment and Joinder.

Section 6.6        Governing Law.

(a)       This Amendment and Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)       Each of the undersigned hereto agrees that any dispute relating to this Amendment and Joinder shall be determined in accordance with Sections 11.14 and 11.15 of the Credit Agreement and the provisions of said Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference.

Section 6.7        Counterparts. This Amendment and Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment and Joinder by e-mail in portable document format (.pdf) or facsimile (with acknowledgment of receipt) will be effective as delivery of a manually executed counterpart of this Amendment and Joinder.

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Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Yours truly,

ATLANTICA YIELD PLC,
as the Borrower

By:	/s/ Santiago Seage
Name: Santiago Seage
Title: CEO

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: CFO

ABY CONCESSIONS
INFRASTRUCTURES S.L.U.,
as a Guarantor

By:	/s/ David Esteban Guitard
Name: David Esteban Guitard
Title: Representative

By:	/s/ Carlos Colon Lasso de la Vega
Name: Carlos Colon Lasso de la Vega
Title: Representative

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

ABY CONCESSIONS PERU S.A.,
as a Guarantor

By:	/s/ Antonio Merino
Name: Antonio Merino
Title: Representative

By:	/s/ Gracia Candau Sánchez de Ybargüen
Name: Gracia Candau Sánchez de Ybargüen
Title: Representative

ACT HOLDING, S.A. DE C.V.,
as a Guarantor

By:	/s/ Javier Muro Gagliardi
Name: Javier Muro Gagliardi
Title: Representative

By:	/s/ Jose Jaime Davila Uribe
Name: Jose Jaime Davila Uribe
Title: Representative

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

ASHUSA INC.,
as a Guarantor

By:	/s/ Emiliano García Sanz
Name: Emiliano García Sanz
Title: Representative

By:	/s/ Enrique Guillén
Name: Enrique Guillén
Title: Representative

ASUSHI INC.,
as a Guarantor

By:	/s/ Emiliano García Sanz
Name: Emiliano García Sanz
Title: Representative

By:	/s/ Enrique Guillén
Name: Enrique Guillén
Title: Representative

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

ATLANTICA YIELD SOUTH AFRICA
LIMITED,
as a Guarantor

By:	/s/ David Esteban Guitard
Name: David Esteban Guitard
Title: Representative

By:	/s/ Carlos Colon Lasso de la Vega
Name: Carlos Colon Lasso de la Vega
Title: Representative

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

ROYAL BANK OF CANADA,
as Lender and L/C Issuer

By:	/s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

CANADIAN IMPERIAL BANK OF COMMERCE,
LONDON BRANCH,
as Lender and L/C Issuer

By:	/s/ Farhad Merali
Name: Farhad Merali
Title: Authorized Signatory

By:	/s/ Jim King
Name: Jim King
Title: Authorized Signatory

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

BANCO SANTANDER, S.A.,
as Lender

By:	/s/ Maite Cordon
Name: Maite Cordon
Title: Executive Director

By:	/s/ Alejandro de Muns
Name: Alejandro de Muns
Title: Executive Director

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

BARCLAYS BANK PLC,
as Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Juan J. Javellana
Name: Juan J. Javellana
Title: Executive Director

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

MUFG BANK, LTD.,
as Lender

By:	/s/ Michael T. Merrow
Name: Michael T. Merrow
Title: Director

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Jerry L. Wells
Name: Jerry L. Wells
Title: Director

Signature Page
Amendment No. 1 and Joinder to Credit and Guaranty Agreement

BANK OF MONTREAL, LONDON BRANCH
as New Lender

By:	/s/ Rob Yeung	By:	/s/ Jeff Couch
Name:	Rob Yeung	Name:	Jeff Couch
Title:	Managing Director	Title:	Managing Director

Annex I
SCHEDULE 2.01

COMMITMENTS, APPLICABLE PERCENTAGES AND HMRC DT TREATY PASSPORT
SCHEME INFORMATION

Lender	Applicable Percentage	Commitment	HMRC DT Treaty Passport Scheme Reference Number	Jurisdiction of Tax Residence
ROYAL BANK OF CANADA	12.50%	US$37,500,000	3/R/70780/DTTP	Canada *
CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH	12.50%	US$37,500,000	--	Canada**
BANCO SANTANDER, S.A.	12.50%	US$37,500,000	9/S/267974/DTTP	Spain
BARCLAYS BANK PLC	12.50%	US$37,500,000	--	United Kingdom *
JPMORGAN CHASE BANK, N.A.	12.50%	US$37,500,000	13/M/268710/DTTP	United States
BANK OF AMERICA, N.A.	12.50%	US$37,500,000	13/B/7418/DTTP	United States
MUFG BANK, LTD.	12.50%	US$37,500,000	43/B/322072/DTTP	Japan*
BANK OF MONTREAL, LONDON BRANCH	12.50%	US$37,500,000	3/M/270436/DTTP	Canada**

* Jurisdiction of Lending Office: New York, USA
** Jurisdiction of Lending Office: London, UK